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                                                                    EXHIBIT 10.1


                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (the "Agreement") is made and entered into as of the 5th day of September, 2001, by and among GLOBAL EXPRESS CAPITAL REAL ESTATE INVESTMENT FUND I, LLC, a Nevada limited liability company (the "Company"), GLOBAL EXPRESS SECURITIES, INC., a Nevada corporation ("GES"), and Southwest Escrow Company (the "Escrow Agent").

                                   WITNESSETH:

         WHEREAS, the Company is offering units representing membership interests in the Company ("Units"), by means of a Prospectus dated September __, 2001 (the "Prospectus") as filed by the Company with the Securities and Exchange Commission as part of Registration Statement No. 333- 55098 on Form S-11, under the Securities Act of 1933, as amended; and

         WHEREAS, the Company is managed by Conrex Financial International, Inc., a Nevada corporation doing business as Global Express Capital Mortgage (the "Manager"); and

         WHEREAS, pursuant to the Prospectus, the Company has engaged GES, a NASD licensed broker and affiliate of the Manager, to offer and sell Units on a best efforts minimum $1,500,000 (the "Minimum Proceeds"), maximum $100,000,000 basis; and

         WHEREAS, the Company and GES have entered into an agreement whereby GES will act as underwriter for the offering of the Units (the "Underwriting Agreement"); and

         WHEREAS, pursuant to the Prospectus and the Underwriting Agreement, the proceeds to the Company from the sale of the Units to the Investors are required to be held in escrow pending receipt of the Minimum Proceeds from the sale of the Units; and

         WHEREAS, the Prospectus contemplates that the Escrow Agent will serve as agent and custodian on the terms and subject to the conditions provided herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

         1. The Company and GES hereby appoint the Escrow Agent as their agent and custodian for the purposes of this Agreement, and the Escrow Agent accepts such appointment, upon the terms and subject to the conditions set forth herein.

         2. During the term of this Agreement, the Escrow Agent shall do the following: (a) hold, on its behalf and on behalf of each Investor, the amounts delivered to the Escrow Agent from time to time by the Company and GES pursuant to Section 3 hereof, (b) deposit all subscription amounts received by the Escrow Agent hereunder in a separate account maintained by the Escrow Agent which enables the


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Escrow Agent to transmit or return appropriate subscription amounts and/or interest earned thereon to the person and/or entity entitled thereto when the appropriate event has occurred or fails to occur in accordance with Section 6 hereof; (c) either deposit the subscription amounts received in an interest bearing account or invest the amounts deposited in short-term securities issued or guaranteed by the United States Government (all interest paid or earnings on the amounts deposited are hereinafter referred to as "interest")
(d) maintain a complete record of the name and address of each Investor, the number of Units subscribed for by such Investor, and the amount paid for those Units by such Investor; and (e) to otherwise perform its duties and responsibilities under this Agreement.

         3. Until the Minimum Proceeds are deposited with the Escrow Agent, the Company and GES hereby agree to deliver to the Escrow Agent, immediately upon receipt, all proceeds from subscriptions for the Units received from Investors.

         4. From time to time during the term of this Agreement, the Company shall deliver notice to the Escrow Agent that subscriptions have been accepted by the Company.

         5. Following receipt of the Minimum Proceeds from the subscriptions for the Units prior to ___________, 2002 (six months from the effective date of the Prospectus), the Escrow Agent shall promptly deliver written notice to the Company and GES confirming its receipt of such amount.

         6. The Escrow Agent shall deliver the Minimum Proceeds with interest as follows:

         (a) To the Company promptly in the event that the Escrow Agent has received written notice from GES that the Minimum Proceeds have been deposited with the Escrow Agent.

         (b) To the Investors in the amount of their respective subscriptions with their allocable share of interest in the event that the conditions specified in Section 6(a) of this Agreement are not satisfied by __________, 2002 (six months from the effective date of the Prospectus).

         7. In the event that the Minimum Proceeds are disbursed in accordance with Section 6(a) of this Agreement, the Escrow Agent shall deposit any additional subscriptions that it receives in an escrow account established in the name of "GES for the benefit of subscribers of Global Express Capital
Real Estate Investment Fund I, LLC," and said Escrow Agent shall disburse such additional funds and any interest earned thereon upon the sole direction of GES without reference to the obligations of the Escrow Agent prior to the disbursement of the Minimum Proceeds.

         8. The Escrow Agent hereby accepts its obligations under this Agreement, and represents that it has the power and legal authority to enter into this Agreement and perform its obligations hereunder. The Escrow Agent further agrees that all property held by the Escrow Agent hereunder shall be identified as being held in connection with this Agreement. The Escrow Agent agrees that its documents and records, with respect to the transactions contemplated hereby will be available for examination by the Company, GES, and the Investors.

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         9. The Escrow Agent shall be entitled to receive from the Company, from time to time, (i) reasonable compensation for its services hereunder, and (ii) reimbursement for any reasonable expenses incurred by it hereunder. The
Escrow Agent shall not have a lien upon, or any other right whatsoever to payment from, the property held hereunder by the Escrow Agent, for or on account of such right to payment and reimbursement or otherwise, EXCEPT that the Escrow Agent, upon receipt of written consent from GES, shall be entitled to withdraw from the interest earned only on the subscription amounts held hereunder, reasonable administrative expenses incurred by the Escrow Agent for its services hereunder.

         10. The Escrow Agent shall not have any duties or responsibilities hereunder except as expressly set forth herein; shall have no investment responsibility with respect to funds or other property held hereunder; and shall have no responsibility for ascertaining or taking any action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relating to any property held by it hereunder, whether or not the Escrow Agent has or is deemed to have knowledge or notice of such matters, or taking any steps to preserve rights against any parties with respect to any properly held hereunder.

         11. The Escrow Agent shall be entitled to rely upon any notice, certificate, affidavit, letter, document, or other communication which is believed by the Escrow Agent to be genuine and to have been signed or sent by the proper party or parties, and may rely oil statements contained therein without further inquiry or investigation.

         12. The Escrow Agent shall not be liable for any action taken in accordance with the terms of this Agreement, including without limitation, any release of amounts held by it hereunder in accordance with Sections 6, 7, and 16 of this Agreement. The Escrow Agent shall not be liable for any other action or failure to act under or in connection with this Agreement, except for its own willful misconduct.

         13. In the event of any disagreement between the Company, GES, and/or the Investors, or any other person, or any of them, resulting in an adverse claim to funds or property held hereunder, the Escrow Agent shall be entitled at its option to refuse to comply with any such claim and shall not be, liable for damages or interest to any such person or persons for its failure to comply with such adverse claims; and the Escrow Agent shall be entitled to continue to so refrain until:

         (a) The rights of the averse claimants shall have been finally adjudicated by a court of competent jurisdiction; or

         (b) All differences shall have been adjusted by agreement and the Escrow Agent shall have been notified thereof in a writing signed by all interested persons.

In the event of such disagreement, the Escrow Agent in its discretion may file a suit in interpleader for the purpose of having the respective rights of the claimants of such funds or other property adjudicated.


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Notwithstanding anything contained herein to the contrary, in the event of any dispute or disagreement between the Company, GES, and/or the Investors, or any of them, regarding this Agreement or any of the funds or property held by the Escrow Agent hereunder, which dispute or disagreement is not settled or otherwise resolved within thirty (30) days after written notice of such dispute is delivered to the Escrow Agent, GES may, in its sole and absolute discretion, send written notice instructing the Escrow Agent to return the funds held by it hereunder to the Investors in accordance with Sections 6(b) hereof, pending the resolution of such dispute or disagreement. The Escrow Agent shall have no further obligation or responsibility with respect to the return of any such funds under this Section 13.

         14. The Company and GES, jointly and severally, indemnify the Escrow Agent, and hold the Escrow Agent harmless, from and against any and all claims, costs, expenses, demands, judgments, losses, damages, and liabilities (including, without limitation. reasonable attorneys' fees and expenses) arising out of or in connection with this Agreement, including without limitation any action brought by the Escrow Agent pursuant to Section 13 hereof, except such as may be caused by the willful misconduct of the Escrow Agent.

         15. The Escrow Agent may at any time resign by giving prior written notice of such resignation to the Company and GES. The Escrow Agent shall not be discharged from its duties and obligations hereunder until a successor custodian shall have been designated by the Company and GES, and shall have executed and delivered an Escrow Agreement in substantially the form of this Agreement, and all property then held by the Escrow Agent hereunder shall have been delivered to such successor custodian.

         16. The term of this Agreement shall commence as of the date hereof and shall terminate upon the earlier to occur of the following:

         (a) Disbursement of all amounts held by the Escrow Agent hereunder pursuant to Sections 6 or 7 hereof and satisfaction of its other duties and responsibilities hereunder; or

         (b) Receipt by the Escrow Agent of written notice executed by the Company and GES providing for the termination of this Agreement and designating the manner of distribution of the items deposited with the Escrow Agent.

         17. All communications or notices required under this Agreement shall be deemed to have been given on the date when delivered personally or deposited in the United States mail, postage prepaid, and addressed as follows (unless and until any of such parties advises the other in writing of a change in such address):

         (a)      if to the Company:

                  Global Express Capital Real Estate Investment Fund I, LLC 8540 South Eastern Avenue, Suite 200
                  Las Vegas, Nevada 89123

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         (b)      if to GES:

                  Global Express Securities, Inc.
                  8540 Southeastern Avenue, Suite 210
                  Las Vegas, Nevada 89123

         (c)      if to the Escrow Agent:

                  Southwest Escrow Company
                  401 North Buffalo Drive, Suite 205
                  Las Vegas, Nevada 89145

         18. This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns. Nothing therein is intended or shall be construed to give any other person any right, remedy or claim under, in or with respect to this Agreement or any property held hereunder except as specifically set forth herein with respect to the Investors.

         19. This Agreement shall be governed by, and be construed and interpreted in accordance with, the internal laws of the State of Nevada.

         20. This Agreement may be entered into in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed and delivered by their duly authorized officers on the date first above written.


GLOBAL EXPRESS CAPITAL REAL
ESTATE INVESTMENT FUND I, LLC                 GLOBAL EXPRESS SECURITIES, INC.,

Conrex International Financial Inc.,
d/b/a Global Express Capital Mortgage,
Its Sole Manager



By: /s/ Connie S. Farris                      By: /s/ John Tooke
    -----------------------------                 ------------------------------
    Connie S. Farris, President                   John Tooke, President



SOUTHWEST ESCROW COMPANY


By: /s/ Dale E. Puhl
    -----------------------------
    Dale E. Puhl, President

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